UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 19, 2003

Date of Report (Date of earliest event reported)

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22167	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 College Boulevard

Leawood, Kansas 66211

(Address of principal executive offices)

(913) 327-7200

(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

On February 19, 2003, Euronet Worldwide, Inc. (“Euronet”) purchased 100% of the shares of e-pay Limited (“e-pay”), a company based in the United Kingdom. This transaction was effected through the execution and simultaneous closing under a Share Acquisition Agreement between Euronet and the shareholders of e-pay (the “Acquisition Agreement”) attached as Exhibit 2.1 to this Form 8-K.

e-pay is an electronic payments processor of prepaid mobile phone airtime recharge, or “top-up,” services in the U.K. and Australia. It has agreements with mobile operators in those markets under which it supports the distribution of airtime to their subscribers through point of sale (POS) terminals in retail outlets. e-pay currently processes top-up sales at more than 50,000 POS terminals in approximately 18,000 retail locations, including the mobile operators’ own retail outlets, major retail chains and independent retail outlets. In addition to the U.K. and Australia operations, e-pay owns 40 percent of the shares of e-pay Malaysia, a separate company that offers electronic top-up services through approximately 2,600 POS terminals in Malaysia.

Euronet will operate e-pay as a stand alone entity. Euronet will maintain e-pay’s data center in Basildon, U.K. but will establish a connection between such center and Euronet’s data center in Budapest. Euronet intends to market e-pay’s services in the countries in which it is present and will integrate them into Euronet’s suite of electronic mobile phone recharge services, which include offering recharge through ATMs and the mobile phones themselves in various markets.

The assets acquired include tangible long-term assets, such as computer equipment and other fixed assets, working capital, and intangible assets, such as trademarks and service agreements.

The purchase price for the e-pay shares is approximately $76.2 million and was determined through arm’s length negotiations. As further described in the following table, $30.2 million of the purchase price was paid in cash at closing, $19.0 million was paid through issuance at closing of 2,497,504 shares of Euronet common stock, par value $0.02 per share (“Euronet Stock”) (representing 10.5% of the number of shares outstanding immediately prior to the issuance), and the remaining $27 million will be paid in deferred purchase price or under promissory notes executed at closing with 24 month maturity dates bearing interest rates averaging approximately 7.25 percent per annum. The deferred portion of the purchase price, approximately $8.6 million, is payable based upon e-pay’s Excess Cash Flow, as defined in the Acquisition Agreement, with any remaining unpaid balance due in 24 months. Approximately $7.4 million of the notes (the “Convertible Notes”) are convertible into Euronet Stock at the option of the holders at a conversion price of $11.43 per share, or approximately 647,000 shares. The Convertible Notes may be redeemed by Euronet, in whole but not in part, under certain conditions, including if the average market price of the Euronet Stock over a thirty consecutive trading day period exceeds $15.72, for Euronet Stock at a redemption price of $11.43 per share. The conversion price and the redemption price are subject to customary anti-dilution provisions. The remaining $11.0 million of promissory notes are not convertible. The cash portion of the purchase price was primarily funded using the proceeds of Euronet’s sale of its U.K. subsidiary, a transaction which closed on January 17, 2003, with the balance funded with Euronet’s working capital.

All of the amounts described above are consideration amounts as included in the Acquisition Agreement (“Contract Consideration”). Consideration determined in accordance with U.S. generally accepted accounting principles may differ from Contract Consideration.

The following table describes the components of the purchase price:

	USD	GBP
	(in millions)
Cash paid at closing	$30.2	£18.9
Euronet common stock: 2,497,503 shares	19.0	11.9
Deferred consideration, payable quarterly from 90% of excess cash flow, 6% interest per annum, 24 month maturity	8.6	5.4
Notes payable, 7% interest per annum, convertible into 647,282 shares of Euronet common stock, 24 month maturity	7.4	4.6
Notes payable, 8% interest per annum, 24 month maturity	11.0	6.9

Total	$76.2	£47.6

Euronet agreed to file with the SEC a registration statement to enable the public resale of the Euronet Stock received by the former shareholders of e-pay not later than the later of (i) 30 days after Euronet files its Annual Report for the year ended December 31, 2002 with the SEC or (ii) April 15, 2003 and to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC (i) as promptly as practicable with respect to any Euronet Stock issued upon the redemption of the Convertible Notes and (ii) not later than 12 months following the closing of the acquisition with respect to the Euronet Stock issued at the time of closing or upon conversion of the Convertible Notes. The Euronet Stock issued at the closing of the transaction and issuable upon conversion of the Convertible Notes may not be transferred by the holders thereof prior to February 18, 2004. Euronet Stock issuable upon the redemption of the Convertible Notes may be transferred prior to February 18, 2004 pursuant to the registration statement as soon as it is declared effective by the SEC.

In connection with the acquisition, Euronet also agreed to increase the size of its board of directors by one member and nominate and recommend for election as a Class III director at Euronet’s next annual meeting of stockholders the director candidate designated by a committee representing the former shareholders of e-pay (the “Committee”). In addition, the Committee may designate one former shareholder of e-pay as a non-voting observer at Euronet’s board of directors’ meetings during the three-year period immediately following the closing of the acquisition.

The Acquisition Agreement provides that the benefits and burdens of ownership of the shares were transferred to Euronet effective as of February 3, 2003.

The foregoing summary is qualified in its entirety by reference to the copy of the Acquisition Agreement attached as Exhibit 2.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Information

The required financial information will be provided through an amendment of this filing within 60 days after the date of this filing.

(b) Pro Forma Financial Information

The required pro forma financial information will be provided through an amendment of this filing within 60 days after the date of this filing.

(c) Exhibits

Exhibit 2.1: Share Acquisition Agreement among Euronet Worldwide, Inc. and the sellers of epay Limited shares dated February 19, 2003.

Pursuant to Rule 601(b)(2) of Regulation S-K, Euronet agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

/s/ Rick L. Weller

Chief Financial Officer

Date: March 6, 2003

Exhibit Number	Description	Page Number

Exhibit 2.1:	Share Acquisition Agreement among Euronet Worldwide, Inc. and the sellers of e-pay Limited shares dated February 19, 2003.

Pursuant to Rule 601(b)(2) of Regulation S-K, Euronet agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.